                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                             NATIONWIDE MUTUAL FUNDS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies: _________

2)   Aggregate number of securities to which transaction applies: ____________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________

4)   Proposed maximum aggregate value of transaction: ________________________

5)   Total fee paid: _________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid: _________________________________________________

2)   Form, Schedule or Registration Statement No.: ___________________________

3)   Filing Party: ___________________________________________________________

4)   Date Filed: _____________________________________________________________

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                             NATIONWIDE MUTUAL FUNDS
                              One Nationwide Plaza
                              Columbus, Ohio 43215
                                 (800) 848-0920



November ___, 2001




Dear Shareholders of Gartmore Global Leaders Fund:

The enclosed Notice of Special Meeting and Proxy Statement describe a proposal to amend the fundamental investment policy of Gartmore Global Leaders Fund (the "Fund") regarding diversification to change the Fund from a "diversified" to a "non-diversified" fund. The Board of Trustees of Nationwide Mutual Funds (the "Trust") approved this proposal based upon the recommendation of Villanova Global Asset Management Trust, the Fund's investment adviser, that allowing the Fund to operate as a non-diversified fund would give the Fund and its portfolio managers greater flexibility to pursue more aggressively the Fund's investment strategy of focusing on a small group of global equity securities of companies the portfolio managers believe to be "leaders" in their respective industries.

Please read the enclosed Proxy Statement for additional information.

We look forward to the opportunity to continue to serve you and the Fund in the future.

Sincerely,


Kevin S. Crossett
Secretary, Nationwide Mutual Funds

                                                                  PRELIMINARY


                             NATIONWIDE MUTUAL FUNDS

                    ONE NATIONWIDE PLAZA, COLUMBUS OHIO 43215

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of Gartmore Global Leaders Fund:


         Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Gartmore Global Leaders Fund (the "Fund"), a separate series of Nationwide Mutual Funds, an Ohio business trust (the "Trust"), will be held on Friday, December 14, 2001, at 11:15 a.m., Eastern Time, at ______________, _____
Nationwide Plaza, Columbus, Ohio 43215. The purpose of the Meeting is to consider and act on the following matters:

         1. To amend the Fund's fundamental policy regarding diversification to change the Fund from a diversified to a non-diversified fund; and

         2. To consider and act upon any matters incidental to the foregoing and to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

         If you are a shareholder of record at the close of business on October 15, 2001, you may instruct the persons listed on the enclosed proxy card on how your shares in the Fund should be voted. To assist you, a Proxy Statement is attached to this Notice and describes the matters to be voted on at the Meeting or any adjournment(s) thereof.

                                               By Order of the Trustees,


                                               [signature block here]

November ____, 2001                            Kevin S. Crossett, Secretary



                             YOUR VOTE IS IMPORTANT


IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION, WE URGE YOU TO COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD. FOR YOUR CONVENIENCE, THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE.

                                                                   PRELIMINARY



                                 PROXY STATEMENT

                    FOR A SPECIAL MEETING OF SHAREHOLDERS OF
                          GARTMORE GLOBAL LEADERS FUND

                                 A PORTFOLIO OF
                             NATIONWIDE MUTUAL FUNDS

                          TO BE HELD DECEMBER 14, 2001


                           GENERAL VOTING INFORMATION


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Trustees of Nationwide Mutual Funds, an Ohio business trust (the "Trust"), to be voted at a Special Meeting of Shareholders (the "Meeting") of Gartmore Global Leaders Fund (the "Fund"), a portfolio or series of the Trust. The Meeting will be held at 11:15 a.m., Eastern Time, on Friday, December 14, 2001. The Meeting will be conducted at _____________________, ____
Nationwide Plaza, Columbus, Ohio 43215. The principal executive offices of the Trust are located at One Nationwide Plaza, Columbus, Ohio 43215. The Trustees have fixed the close of business on October 15, 2001, as the record date (the "Record Date") for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting.

         This Proxy Statement and form of proxy card will be sent to shareholders on or about November __, 2001. Shareholders of record on the Record Date are entitled to one vote for each share they own and a proportionate fractional vote for any fraction of a share they own as to each issue on which such shareholders are entitled to vote. As of the Record Date, the Fund had 509,022.179 shares of beneficial interest (the "Shares") that were outstanding and are therefore entitled to vote at the Meeting.

         Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. The persons named as proxies on the enclosed proxy card(s) will vote Shares at the Meeting in accordance with the timely instructions received from shareholders. If a duly executed and dated proxy card is received that does not specify a choice (for, against or abstain), the persons named as proxies will consider its timely receipt as an instruction to vote "FOR" the proposal. Shareholders may revoke previously submitted proxy cards at any time prior to the Meeting by: (i) submitting to the Trust a subsequently dated proxy card; (ii) delivering to the Trust a written notice of revocation; or (iii) otherwise giving notice of revocation at the Meeting. In all cases, any action to revoke a proxy must be taken before the authority granted in the proxy card is exercised. If Shares are held in an account at a brokerage firm or bank, the shareholder should contact such brokerage firm or bank to change his or her vote.

         THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND SEMI-ANNUAL REPORT TO SHAREHOLDERS, UPON REQUEST, WHICH REQUEST MAY BE MADE EITHER BY WRITING TO THE TRUST AT P.O. BOX 1492, COLUMBUS, OHIO 43216, OR, BY CALLING TOLL FREE (800) 848-0920. THE ANNUAL REPORT AND SEMI-ANNUAL REPORT WILL BE MAILED TO YOU FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF RECEIPT OF YOUR REQUEST.

         At the Meeting, shareholders of the Fund will be asked to vote on the proposal which is described below and in the Notice of Special Meeting (the "Proposal").

         The Trust knows of no business other than that mentioned in the Proposal, which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy card to vote proxies in accordance with their best judgment. In order to act upon the Proposal, a quorum consisting of a majority of the Shares of the Fund entitled to vote at the Meeting must be present in person or by proxy. If a quorum is not present at the Meeting or if a quorum is present, but sufficient votes to approve the Proposal are NOT received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for the Proposal, provided they determine that such an adjournment and additional solicitation is reasonable and in the best interests of shareholders.

                 PROPOSAL - AMENDMENT OF THE FUND'S FUNDAMENTAL
                   INVESTMENT POLICY REGARDING DIVERSIFCATION
                      TO CHANGE THE FUND FROM A DIVERSIFIED
                            TO A NON-DIVERSIFIED FUND

         Villanova Global Asset Management Trust, the Fund's investment adviser (the "Adviser"), has recommended to the Board of Trustees of the Trust (the "Board") certain modifications to the Fund's investment strategies in order to make the Fund more attractive to investors based upon the Adviser's analysis of current market demand. Such recommendations include focusing the Fund's portfolio on a smaller number of global equity holdings.

         The Fund is currently a "diversified" fund within the mean of the Investment Company Act of 1940, as amended, and, as a result, has the following fundamental investment policy:

         [The Fund]: May not purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the Fund's total assets would be invested in such issuer or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that 25% or less of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or

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         other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         As described in this fundamental investment policy, currently the Fund may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer nor own 10% of the outstanding voting securities of any one issuer. Since this investment policy is "fundamental," such policy may not be modified or amended without shareholder approval.

         The Adviser and the Board are proposing that shareholders of the Fund approve a change in the Fund's classification from diversified to non-diversified, which would mean that the Fund would no longer be subject to the above limitation. The Adviser and the Board believe that this change will provide the Adviser with the flexibility needed to enable the Fund to operate more effectively as a fund with a focused global equity portfolio and to provide the Fund with potential for increased investment returns. The Fund focuses on those companies that the Fund's portfolio management team considers to have a strong and improving competitive advantage in key growth segments of the global economy.

         The practical effect of the proposed change in the Fund's classification from a diversified to a non-diversified fund is to permit the Fund to invest a greater portion of its portfolio in a smaller number of issuers. As a non-diversified fund, the Fund would be exposed to a greater risk of volatility and loss, because the Fund may hold larger positions in a smaller number of securities than a diversified fund. As a consequence, a single security's increase or decrease in value may have a greater impact on the Fund's net asset value and total return. Also, because the Fund intends to focus its portfolio on approximately 30 holdings (from the current number of approximately
80), this risk may be further increased. However, the Adviser and the Board believe that the potential increase in risk is appropriate given the proposed changes to the Fund's investment strategies and the anticipated potential for increased investment return over time.

         If the Proposal is approved by shareholders, the Fund would continue to be subject to the diversification standards imposed by the Internal Revenue Code of 1986, as amended (the "Code"), with which all mutual funds that wish to qualify for the favorable tax treatment afforded by the Code must comply. As such, the Fund would be required to comply with the following diversification policy:

         The Fund's holdings must be diversified so that at the end of each tax quarter (a) at least 50% of the market value of its total assets is represented by cash, cash items (including receivables), U.S. government securities, securities of other U.S. regulated investment companies, and other securities, limited so that no one issuer has a value greater than 5% of the value of the Fund's total assets and that the Fund holds no more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other U.S. regulated investment companies) of any one issuer or of two or more issuers which the

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         Fund controls and which are engaged in the same, similar, or related trades or businesses.

         Approval of the change in the Fund's classification from a diversified to a non-diversified fund requires the affirmative vote of a majority of the outstanding Shares of the Fund, defined as the lesser of (a) 67% or more of the outstanding Shares of the Fund present at the Meeting, if holders of more than 50% of the Shares are present or represented by proxy, or (b) more than 50% of the Shares of the Fund. If the change in the Fund's classification is not approved, the Fund will continue to be managed as a diversified fund, and the Adviser will need to consider how to implement the Fund's investment strategies in light of the intent to limit the number of holdings in the Fund.

            THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" THE PROPOSAL.



                    FURTHER INFORMATION REGARDING THE ADVISER
                           AND OTHER SERVICE PROVIDERS

         The Adviser is a wholly-owned subsidiary of Villanova Capital, Inc. ("VCI"). Each of the Adviser and VCI is located at 1200 River Road, Conshohocken, Pennsylvania 19428. Nationwide Financial Services, Inc., a holding company ("NFS"), owns 96% of the outstanding common stock of VCI. NFS has two classes of common stock outstanding with different voting rights enabling Nationwide Corporation (the holder of all of the outstanding Class B Common Stock) to control NFS. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.3%) and Nationwide Mutual Fire Insurance Company (4.7%), each of which is a mutual company owned by its policy holders. The address for each of these entities (other than VCI and the Adviser) is One Nationwide Plaza, Columbus, Ohio 43215.

         Certain affiliates of the Adviser provide services to the Fund and are compensated for such services. Under the terms of a Fund Administration Agreement, Villanova SA Capital Trust ("VSA"), 1200 River Road, Conshohocken, Pennsylvania 19428, a wholly-owned subsidiary of VCI, provides various fund administrative and accounting services to the Fund, including daily valuation of the Fund's Shares and preparation of financial statements, tax returns and regulatory reports.

         Nationwide Advisory Services, Inc. ("NAS"), a wholly owned subsidiary of NFS, One Nationwide Plaza, Columbus, Ohio 43215, serves as the Fund's principal underwriter. In its capacity as principal underwriter, NAS is available to receive purchase orders and redemption requests relating to Shares of the Fund. NAS will continue to serve as the Fund's principal underwriter until Villanova Distribution Services, Inc. (to be renamed Gartmore Distribution Services, Inc. ("GDSI")), another affiliate of the Adviser, obtains the approvals necessary to become the Fund's underwriter. It is anticipated that GDSI will become the Fund's principal underwriter on or before January 1, 2002.

         In addition, Nationwide Investors Services, Inc. ("NISI"), a wholly owned subsidiary of VSA, 1200 River Road, Conshohocken, Pennsylvania 19428, serves as transfer agent and dividend disbursing agent for the Fund.



                             PRINCIPAL SHAREHOLDERS

         As of October 15, 2001, to the Trust's knowledge, the following were the only persons who had or shared voting or investment power over more than 5% of the outstanding Shares of the Fund:

    --------------------------------------------------------------------------------------------------------
            NAME AND ADDRESS OF SHAREHOLDER        NUMBER OF SHARES BENEFICIALLY  PERCENTAGE OF FUND OWNED
                                                               OWNED
    --------------------------------------------------------------------------------------------------------
    Villanova Mutual Fund Capital Trust
    1200 River Road                                           500,000                      98.22%
    Conshohocken, Pennsylvania 19428
    --------------------------------------------------------------------------------------------------------

         As of October 15, 2001, the Trustees and executive officers of the Trust as a group owned less than 1% of the outstanding Shares of the Fund.



                              SHAREHOLDER PROPOSALS

         Because the Trust and the Fund do not hold regular shareholder meetings, there is currently no specific date by which shareholder proposals intended to be presented at future meetings of Shareholders must be received by the Trust. However, a proposal that is received by the Trust at its principal executive offices a reasonable time before the Trust begins to print and mail its proxy materials for such a meeting will be considered for inclusion in the Trust's Proxy Statement and form or forms of proxy card relating to such meeting. Proposals received thereafter will be considered untimely and will not be considered for inclusion in such proxy materials.



                             ADDITIONAL INFORMATION

         With respect to the actions to be taken by the shareholders of the Fund on the matters described in this Proxy Statement, the presence in person or by proxy of shareholders entitled to vote a majority of the Shares of the Fund at the Meeting shall constitute a quorum for purposes of voting upon the Proposal. However, in some instances an action may be required by law or by the Trust's Declaration of Trust to be taken by the holders of a larger or different proportion of Shares. Abstentions shall be treated as votes present for purposes of determining whether a quorum exists. Broker non-votes, as described below, will not be treated as votes present for purposes of determining whether a quorum exists.

         For purposes of determining whether the Proposal has been approved for the Fund, abstentions will be counted as "against" the Proposal and broker non-votes will be treated as not voting at all on the Proposal and therefore will have no effect. As used above, broker non-votes are Shares for which a broker holding such Shares for a beneficial owner has not received instructions from the beneficial owner and may not exercise discretionary voting power with respect thereto.

         The Adviser will bear all costs in connection with the solicitation of proxies from shareholders of the Fund. It is not currently expected that there will be any solicitation other than by mail.


                                             By Order of the Trustees


                                             [signature block]


November __, 2001                            Kevin S. Crossett, Secretary

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PROXY CARD             SPECIAL MEETING OF SHAREHOLDERS               PROXY CARD
                             NATIONWIDE MUTUAL FUNDS
                         Nationwide Global Leaders Fund
                                December 14, 2001

                         Proxy Solicited By The Trustees

The undersigned, revoking all previous proxies, hereby appoint(s) Mary Fran Ennis and William Baltrus, or either one of them, attorneys, with full power of substitution, to vote all shares of Nationwide Global Leaders Fund ("Fund"), a series of Nationwide Mutual Funds, which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at _________________________, Columbus, Ohio 43215, on Friday, December 14, 2001 at
11:15 a.m., Eastern Time, and at any adjournments thereof. All powers may be exercised by any one of said proxy holders or substitutes voting or acting. This proxy shall be voted on the proposal described in the Proxy Statement as specified on the reverse side.

Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

                                        NOTE: Please sign exactly as your name
                                        appears on this Proxy Card. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature of joint owner if any

                                                                          , 2001
                                        ----------------------------------
                                        Date


                    IMPORTANT: PLEASE SIGN, DATE, AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

Please refer to the Proxy Statement discussion of the Proposal.

IF NO SPECIFICATION IS MADE BELOW, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

           THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
                                                   ---


    To amend the Fund's fundamental   FOR [ ]     AGAINST [ ]     ABSTAIN [ ]
    investment policy regarding
    diversification to change the
    Fund from a diversified
    to a non-diversified fund.


                                    IMPORTANT
              PLEASE SIGN, DATE AND MAIL IN YOUR PROXY . . . TODAY